Exhibit 10.6.8

SEVENTH AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT

This SEVENTH AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), effective and dated as of December 1, 2014, is entered into by and between Xtera Communications, Inc., a Delaware corporation (“Xtera” or “Borrower”) and Horizon Funding Trust 2013-1 (“Horizon Trust”), as assignee of Horizon Technology Finance Corporation, a Delaware corporation (“Horizon” and collectively with Horizon Trust, “Lender”).

RECITALS

A. Xtera and Lender are parties to a certain Venture Loan and Security Agreement dated as of May 10, 2011, as amended from time to time (as amended, the “Loan Agreement”) pursuant to which Lender, among other things, has (i) provided certain loans to Xtera as evidenced by (1) a certain Secured Promissory Note (Loan A) executed by Xtera in favor of Lender, dated as of May 10, 2011, in the original principal amount of Ten Million Dollars ($10,000,000) (the “Loan A Note”) and (2) a certain Secured Promissory Note (Loan B) executed by Xtera in favor of Lender, dated as of December 27, 2011, in the original principal amount of Two Million Dollars ($2,000,000) (the “Loan B Note” and together with the Loan A Note, the “Notes”), and (ii) been granted a security interest in all assets of Xtera, including Intellectual Property (as defined in the Loan Agreement).

B. Horizon transferred all right, title and interest in and to the Notes to Horizon Funding 2013-1 LLC (“Funding”) on or about June 28, 2013.

C. Funding subsequently sold all right, title and interest in and to the Notes to Horizon Trust on or about June 28, 2013.

D. Xtera has now requested that Lender amend the Loan Agreement to modify the definition of “Permitted Indebtedness”.

E. Lender is willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Co-Borrowers and Lender hereby agree as follows:

1.	Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.	Amendments to Loan Agreement.

(a)	Borrower and Lender hereby agree that subsection (e) of the definition of “Permitted Indebtedness” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Indebtedness in an aggregate principal amount not to exceed Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000), consisting of (i) a revolving credit facility in which advances are limited to a formula as set forth in a subordination agreement between the Lender and the bank or financial institution providing such credit facility and (ii) ancillary banking services customary for borrowers similar to Borrower, including, without limitation, automated clearing house, corporate credit card services, foreign exchange, letters of credit and other treasury management services, in an aggregate amount not to exceed Three Million and 00/100 Dollars ($3,000,000).”

3.	Consent. Lender consents to the Borrower entering into that certain Loan and Security Agreement by and between Borrower and Square 1 Bank (the “Bank”)dated on or about the date hereof.

4.	Conditions to Effectiveness. Lender’s consent and agreement contained herein is expressly conditioned on the following:

(a)	Borrower executing and delivering to Lender an executed copy of this Agreement; and

(b)	Borrower reimburses Lender for its legal fees in the sum of Two Thousand Five Hundred Dollars ($2,500) incurred in connection with the drafting and negotiation of this Agreement and a certain Subordination Agreement by and between Lender and the Bank.

5.	Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower. Except as expressly amended herein, the Loan Agreement remains in full force and effect.

6.	Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

7.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

8.	Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

9.	Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supercede any and all prior agreements, correspondence and communications.

[Remainder of Page Intentionally left Blank]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

XTERA COMMUNICATIONS, INC.

By:	/s/ Jon R. Hopper
	Name:	Jon R. Hopper
	Title:	CEO

LENDER:

HORIZON FUNDING TRUST 2013-1
By: Horizon Technology Finance Corporation, its agent

By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

[Signature page to Seventh Amendment to Venture Loan and Security Agreement]